Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FORMATION MINERALS, INC.

AS AMENDED AS OF

MAY 9, 2024

ARTICLE I
OFFICES

SECTION 1.1. PRINCIPAL OFFICE. The principal office and place of business of FORMATION MINERALS, INC., a Nevada corporation (the “Corporation”), shall be located at such place or places, both within and without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) may from time to time designate.

SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

SECTION 2.1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held at such times as the Board of Directors may designate. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the Board of Directors. If there shall be no Directors, the officers of the Corporation shall promptly call a special meeting of stockholders entitled to vote for the election of successor Directors for the purpose of electing Directors.

SECTION 2.3. MEETING BUSINESS. Except as otherwise expressly set forth in the amended and restated articles of incorporation of the Corporation, as they may be further amended and restated, amended or supplemented from time to time (the “Articles of Incorporation”) or elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of stockholders except as specifically designated in the notice or otherwise properly brought before the meeting of stockholders by or at the direction of the Board of Directors.

SECTION 2.4. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as the Board of Directors shall determine.

SECTION 2.5. NOTICES. Notice given in writing or by electronic transmission specifying the place, day and time of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each stockholder of record entitled to vote, sent to his or her address appearing on the books of the Corporation or theretofore given by him or her to the Corporation for the purpose of notice, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Nevada law. If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. It shall be the duty of the secretary to give notice of each meeting of stockholders. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

SECTION 2.6. ORGANIZATION OF STOCKHOLDER MEETINGS. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by one of the following officers present at the meeting in the following order: the chairman of the board, if there be one, the president, the vice presidents (in their order of seniority), the secretary, or, in the absence of such officers, a chairperson chosen by the stockholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by stockholders present in person or represented by proxy. The secretary, an assistant secretary or a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting. If the secretary presides as chairperson at a meeting of stockholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of stockholders for any reason deemed necessary by the chairperson, including, without limitation, if: (i) no quorum is present for the transaction of the business; (ii) the Board of Directors or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors or the chairperson of the meeting determines has not been made sufficiently or timely available to stockholders; or (iii) the Board of Directors or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Corporation. Unless otherwise determined by the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

SECTION 2.7. QUORUM. The holders of shares of the capital stock of the Company issued and outstanding and holding of majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders or if the voting power necessary to approve a matter for which the meeting has been noticed has not voted in favor of such matter, the Chairman, Chief Executive Officer, President or a majority of the Board of Directors shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented or until the voting power necessary to approve the matter for which the meeting has been noticed has been voted in favor of such matter.

SECTION 2.8. ADJOURNMENT. When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice may not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.5. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.9. VOTING. Except as otherwise provided in the Articles of Incorporation or provisions of these Bylaws or mandated by applicable law, and subject to the provisions of any class or series of shares of capital stock hereafter authorized and then outstanding, at a meeting of stockholders of the Corporation duly called and at which a quorum is present, with respect to any matter submitted by the Board of Directors to stockholders of the Corporation for approval or otherwise voted upon by stockholders of the Corporation, a majority of all the votes cast shall be required to approve the matter. Subject to the provisions of any class or series of capital stock hereafter authorized and then outstanding, on any matter submitted to a vote of stockholders of the Corporation, all shares of capital stock then entitled to vote shall, except as otherwise provided in the Articles of Incorporation or provisions of these Bylaws, be voted in the aggregate as a single class without regard to class or series of shares, except that if the Board of Directors has determined that the matter affects only the interests of one or more series or classes of shares of capital stock, only stockholders of such series or classes shall be entitled to vote thereon. Upon the demand of any common stockholder or member of the Board of Directors, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

SECTION 2.10. PROXIES; INSPECTORS OF ELECTION. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) shall be present, then that one (1) shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by three (3) inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

The inspectors of election shall:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots, or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine when the polls shall close;

(f)	Determine the results; and

(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 2.11. ACTION BY WRITTEN CONSENT. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

SECTION 2.12. WAIVER OF NOTICE. The transaction of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice of consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

SECTION 2.13. RECORD DATES.

(a)  Meetings. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders of record who are entitled to notice of any meeting of stockholders and to vote at such meeting and any adjournment thereof. If no date is fixed for the determination of the stockholders entitled to vote at any meeting of stockholders, only persons in whose names shares entitled to vote are recorded on the stock records of the Corporation on the later of (a) the close of business on the day on which notice of such meeting of stockholders is first mailed by the Corporation or (b) the thirtieth (30th) day before the date of such meeting shall be entitled to vote at such meeting.

(b)  Other Purposes. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as above.

ARTICLE III
DIRECTORS

SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 3.2. NUMBER. The number of Directors may be increased or decreased only by the Board of Directors, subject to the express voting powers of any class or series of capital stock hereafter authorized and then outstanding; provided, however, that the number of Directors shall in no event be less than one.

SECTION 3.3. TENURE AND QUALIFICATION. All Directors shall be elected to hold office for one-year terms expiring at the next annual meeting of stockholders following his or her election and until his or her successor shall have been duly elected and qualified. Members of the Board of Directors need not be residents of the state of Nevada or stockholders of the Corporation.

SECTION 3.4. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders, no notice other than this Bylaw being necessary. The time and place of the annual meeting of the Board of Directors may be changed by the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of regular meetings of the Directors without other notice than such resolution. If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by any two (2) members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them. Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Director at his or her business or residence address. Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be deposited in the U.S. mail at least seventy-two (72) hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Telephone notice shall be deemed given when the Director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer back indicating receipt.

If sent by overnight courier, such notice shall be deemed given when delivered to the courier. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

SECTION 3.6. ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to the absent members of the Board of Directors if the time and place be fixed at the meeting adjourned and unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.5, to the members of the Board of Directors who were not present at the time of the adjournment.

SECTION 3.7. VALIDITY OF TRANSACTIONS. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the members of the Board of Directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.8. QUORUM. A majority of the Directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of the Directors then in office are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors, the vote of a particular group or committee of the Board of Directors is required for action, a quorum for that action shall be a majority of the Directors then in office that comprise such group or committee. The Directors present at a meeting of the Board of Directors which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of such number of Directors as would otherwise result in less than a quorum then being present at the meeting.

SECTION 3.9. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is or was present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Articles of Incorporation or these Bylaws. If enough Directors have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws.

SECTION 3.10. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Such meeting shall be deemed to have been held at a place designated by the Board of Directors at the meeting.

SECTION 3.11. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a majority of the Directors shall individually or collectively consent in writing or by electronic transmission to such action, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the Articles of Incorporation or these Bylaws, in which case, such greater proportion of Directors shall be required to consent in writing or by electronic transmission to such action. Such written or electronic consent or consents shall be filed with the records of the Corporation and shall have the same force and effect as the affirmative vote of such Directors at a duly held meeting of the Directors at which a quorum was present.

SECTION 3.12. COMPENSATION. The Directors shall be entitled to receive such reasonable compensation for their services as Directors as the Board of Directors may determine from time to time. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Directors. The Directors shall be entitled to receive remuneration for services rendered to the Corporation in any other capacity, and such services may include, without limitation, services as an officer of the Corporation, services as an employee, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any person affiliated with a Director.

SECTION 3.13. RELIANCE. Each member of the Board of Directors, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation or by the accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether any such accountant, appraiser or other expert or consultant may also be a member of the Board of Directors.

SECTION 3.14. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. A Director shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Corporation.

ARTICLE IV
COMMITTEES OF DIRECTORS

SECTION 4.1. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one (1) or more of their number to one or more committees which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.2. MEETING AUTHORITY. Meetings and actions of a committee shall be governed by, and held and taken in accordance with, the provisions of Article III with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Directors. Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

SECTION 5.1. GENERAL PROVISIONS. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. In addition, the Board of Directors may from time to time elect such other officers with such titles, powers and duties as set forth herein or as the Board of Directors shall deem necessary or desirable, including a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The officers of the Corporation shall be elected annually by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except that of President and Vice president, may be held by the same person. In their discretion, the Board of Directors may leave unfilled any office, except there must be at least one President, Treasurer and Secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

SECTION 5.2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

SECTION 5.3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

SECTION 5.4. PRESIDENT. Except as the Board of Directors may otherwise provide, the President shall have the duties usually vested in a president. The President shall have such other duties as may be assigned to the President by the Board of Directors from time to time. The President may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. In the absence of a Chief Executive Officer, the President shall also be the Chief Executive Officer.

SECTION 5.5. CHIEF OPERATING OFFICER. If elected, except as the Board of Directors may otherwise provide, the Chief Operating Officer shall have the duties usually vested in a chief operating officer. The Chief Operating Officer shall have such other duties as may be assigned to the Chief Operating Officer by the President or the Board of Directors from time to time.

SECTION 5.6. CHIEF FINANCIAL OFFICER. If elected, except as the Board of Directors may otherwise provide, the Chief Financial Officer shall have the duties usually vested in a chief financial officer. The Chief Financial Officer shall have such other duties as may be assigned to the Chief Financial Officer by the President or the Board of Directors from time to time. In the absence of a Chief Financial Officer, the Treasurer shall also be the Chief Executive Officer.

SECTION 5.7. VICE PRESIDENTS. In the absence or disability of the President, the Vice President, if any (or if there is more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s) shall have such other duties as may be assigned to such vice president by the President or the Board of Directors from time to time. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or Vice Presidents for particular areas of responsibility.

SECTION 5.8. SECRETARY. Except as the Board of Directors may otherwise provide, the Secretary (or his or her designee) shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Corporation records and of the seal of the Corporation, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of beneficial interest of the Corporation, unless a transfer agent is employed to maintain and does maintain such a stock register. The Secretary shall have such other duties as may be assigned to the Secretary by the President or the Board of Directors from time to time.

SECTION 5.9. TREASURER. Except as the Board of Directors may otherwise provide, the Treasurer shall: (a) have general charge of the financial affairs of the Corporation; (b) have or oversee the custody of the funds, securities and other valuable documents of the Corporation; (c) maintain or oversee the maintenance of proper financial books and records of the Corporation; and (d) have the duties usually vested in a treasurer. The Treasurer shall have such other duties as may be assigned to the Treasurer by the President or the Board of Directors from time to time.

SECTION 5.10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the president or the Board of Directors from time to time.

ARTICLE VI
CERTIFICATES OF STOCK

SECTION 6.1. CERTIFICATION. The Board of Directors may authorize the issuance of uncertificated shares pursuant to Nevada Revised Statutes Section 78.235(4). Absent such authorization by the Board of Directors, every stockholder shall be entitled to have a certificate signed by the President and the Secretary, certifying the number of shares owned by him, her or it in the Corporation. If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) class or series of any class, the designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock.

SECTION 6.2. REPLACED CERTIFICATES. Any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 6.3. CERTIFICATE SURRENDER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6.4. CORPORATE REGISTRAR. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

ARTICLE VII
RECORDS AND REPORTS

SECTION 7.1. STOCK LEDGER. The Corporation shall either maintain at its principal office a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder, or in lieu thereof maintain at its principal office a statement setting out the name of the custodian of the stock ledger.

SECTION 7.2. ACCOUNTING BOOKS AND RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors. The minutes, accounting books, and the records shall be kept either in written form or in any other form capable of being converted into written form. Subject to the applicable provisions of the NRS, the minutes and accounting books and records shall be open to inspection by the stockholders.

SECTION 7.3. INSPECTION. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind, and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 8.1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall deem conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 8.2. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve (12) months ended April 30, unless otherwise fixed by a resolution of the Board of Directors.

SECTION 8.3. SEAL. The Corporation may adopt a corporate seal and have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

SECTION 8.4. ELECTRONIC SIGNATURE. Any action taken by the Board of Directors, the stockholders of the Corporation or the individual Directors, officers, employees or other agents of the Corporation, which requires a written signature, shall be deemed valid and binding if made by means of electronic signature. For purposes of these Bylaws, “electronic signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a person with the intent to sign such record, including facsimile or email electronic signatures.

SECTION 8.5. AUTHORITY. The Chairman of the Board of Directors, the President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by the Chairman or the President.

SECTION 8.6. CONSTRUCTION. Whenever a conflict arises between the language of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.

SECTION 8.7. EXECUTION OF INSTRUMENTS. All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 8.8. SUBSIDIARY CORPORATIONS. Shares of the Corporation owned by a subsidiary shall not be entitled to vote on any matter. For the purpose of this section, a subsidiary of the Corporation as defined the NRS is defined as another corporation of which shares thereof possessing more than 25% of the voting power are owned directly or indirectly through one or more other corporations of which the Corporation owns, directly or indirectly, more than 50% of the voting power.

SECTION 8.9. WAIVERS. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 8.10. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a member of the Board of Directors, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE IX
AMENDMENTS

SECTION 9.1. AMENDMENT BY BOARD OF DIRECTORS. Except for any change for which these Bylaws require approval by more than a majority vote of the Board of Directors, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Board of Directors as specified in Article III.

ARTICLE X
EXCLUSIVE FORUM FOR CERTAIN DISPUTES

SECTION 10.1. EXCLUSIVE FORUM. The courts of the State of Nevada shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of the Corporation; (2) any action asserting a claim of breach of a duty owed by any Director, officer, manager, agent or employee of the Corporation to the Corporation or the stockholders; (3) any action asserting a claim against the Corporation or any Director, officer, agent or employee of the Corporation arising pursuant to Nevada law or the Articles of Incorporation or these Bylaws, including any disputes, claims or controversies brought by or on behalf of any stockholder (which, for purposes of this Article X, shall mean any stockholder of record or any beneficial owner of any class or series of shares of capital stock of the Corporation, or any former holder of record or beneficial owner of any class or series of shares capital stock of the Corporation), either on his, her or its own behalf, on behalf of the Corporation or on behalf of any series or class of shares of capital stock of the Corporation or stockholders against the Corporation or any Director, officer, agent or employee of the Corporation, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Articles of Incorporation or these Bylaws, including this Article X; or (4) any action asserting a claim against the Corporation or any Director, officer, agent or employee of the Corporation governed by the internal affairs doctrine of the State of Nevada. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of beneficial interest of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. This choice of forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which federal courts have exclusive jurisdiction.

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